Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico’s FAS, Inc. Reports Earnings Per Share

Increase of 27% in Fourth Quarter and 32% in Fiscal 2012

• $0.20 fourth quarter earnings per share

• 16th consecutive quarter of double digit earnings per share growth

• 3.7% increase in fourth quarter comparable sales, on top of last year’s 8.7%

Fort Myers, FL – February 28, 2013 – Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2012 fourth quarter and fiscal year ended February 2, 2013. The Company also provided its outlook.

For the fourteen-weeks ended February 2, 2013 (the fourth quarter), when excluding non-recurring acquisition and integration costs related to the Boston Proper acquisition, the Company reported net income of $32.7 million, an increase of 29.8% compared to net income of $25.2 million in last year’s thirteen-week fourth quarter, and earnings per diluted share of $0.20, an increase of 33.3% compared to $0.15 per diluted share in last year’s fourth quarter. Including non-recurring acquisition and integration costs, the Company reported net income of $31.5 million, an increase of 25.6% compared to net income of $25.1 million in last year’s fourth quarter, and earnings per diluted share of $0.19, an increase of 26.7% compared to $0.15 per diluted share in last year’s fourth quarter. These results represent the highest fourth quarter earnings per share since 2005.

For the fifty-three weeks ended February 2, 2013 (fiscal 2012), when excluding non-recurring acquisition and integration costs, the Company reported net income of $182.2 million, an increase of 26.1% compared to net income of $144.4 million for the fifty-two week year ended January 28, 2012 (fiscal 2011), and record earnings per diluted share of $1.09, an increase of 29.8% compared to $0.84 per diluted share in fiscal 2011. Including non-recurring acquisition and integration costs, the Company reported net income of $180.2 million, an increase of 27.9% compared to net income of $140.9 million in fiscal 2011, and earnings per diluted share in fiscal 2012 of a record $1.08, an increase of 31.7% compared to $0.82 per diluted share in fiscal 2011.

Net Sales

For the fourth quarter, net sales were $651.9 million, an increase of 14.5% compared to $569.2 million in last year’s fourth quarter, primarily reflecting comparable sales growth of 3.7% and 101 net new stores for a square footage increase of 8.1%. The 3.7% increase in comparable sales for the fourth quarter followed an 8.7% increase in last year’s fourth quarter, for a two-year stack of 12.4%, and reflected increases in both average dollar sale and transaction count. The comparable sales growth primarily reflected a positive customer response to the fashion assortments and the effectiveness of the Company’s innovative marketing plans. The fifty-third week is excluded from comparable sales calculations.

The Chico’s/Soma Intimates brands’ comparable sales increased 2.3%, which followed a 5.5% increase in last year’s fourth quarter for a two-year stack of 7.8%, and the White House | Black Market (“WH|BM”) brand’s comparable sales increased 6.3%, which followed a 15.4% increase in last year’s fourth quarter for a two-year stack of 21.7%.

Gross Margin

For the fourth quarter, gross margin was $346.7 million compared to $297.9 million in last year’s fourth quarter. As a percentage of net sales, gross margin was 53.2%, a 90 basis point improvement from last year’s fourth quarter, primarily reflecting a higher level of full-price selling and effective inventory management, partially offset by incentive compensation.

Selling, General and Administrative Expenses

For the fourth quarter, selling, general and administrative expenses (“SG&A”) were $296.1 million compared to $259.1 million in last year’s fourth quarter. As a percentage of net sales, SG&A was 45.4%, a 10 basis point improvement from last year’s fourth quarter, primarily reflecting sales leverage on marketing and store expenses, partially offset by incentive compensation.

Inventories

At the end of the fourth quarter, total inventories were $206.8 million compared to $194.5 million at the end of the fourth quarter last year. Inventories increased by $12.4 million, or 6.4%, in line with planned sales growth.

Share Repurchase Program

During the fourth quarter of fiscal 2012, the Company repurchased 3.9 million shares for $70.1 million under its $200 million share repurchase program announced in November 2011. During fiscal 2012, the Company repurchased a total of 6.3 million shares for $107.5 million.

Outlook

The Company’s goal has been to establish financial targets that are both sustainable and reflect strong growth metrics. The Company believes that by delivering on its long-term objectives to increase sales by a low double-digit percentage and diluted earnings per share by a mid-teen percentage over a meaningful period of time, the Company will provide its shareholders with substantial value.

Consistent with these objectives, the Company announced today several strategic investments in 2013 to fuel future growth, including omni-channel capabilities, expansion into Canada, and opening its first Boston Proper stores.

A conference call to review the fourth quarter and fiscal year results is scheduled for today at 8:30 a.m. EST. A live webcast of the call can be accessed at the Events Calendar page of the Chico’s FAS, Inc. corporate website at www.chicosfas.com.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico’s, White House | Black Market, Soma Intimates, and Boston Proper, is a women’s specialty retailer of private branded, sophisticated, casual-to-dressy clothing, intimates, complementary accessories, and other non-clothing items.

The Chico’s brand offers women a combination of great style, one-of-a-kind details and warm personal service. Chico’s currently operates 611 boutiques and 99 outlets throughout the U.S., mails a catalog and offers round-the-clock shopping at www.chicos.com.

White House | Black Market strives to make women feel beautiful with apparel and accessories in the honest simplicity of black and white and the individuality of styles built from it. White House | Black Market currently operates 401 boutiques and 45 outlets, mails a catalog highlighting its latest fashions and connects with customers at www.whbm.com.

Soma Intimates offers beautiful and sensual lingerie, loungewear and beauty. Soma Intimates currently operates 198 boutiques and 16 outlets, mails a catalog coinciding with key shopping periods and sells direct-to-consumer at www.soma.com.

Boston Proper is a leading direct-to-consumer retailer of women’s apparel and accessories. Boston Proper provides unique, distinctive fashion designed for today’s independent, confident and active woman. The merchandise focus is about creating a daring, modern style with a sensual feel and is available exclusively through the Boston Proper catalog and website at www.bostonproper.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information on Chico’s FAS, Inc., please go to our corporate website at www.chicosfas.com.

(Financial Tables Follow)

Chico’s FAS, Inc.

Condensed Consolidated Statements of Income

(in thousands, except per share amounts)

	Fifty-Three Weeks Ended		Fifty-Two Weeks Ended		Fourteen Weeks Ended		Thirteen Weeks Ended
	February 2, 2013		January 28, 2012		February 2, 2013		January 28, 2012
	(Unaudited)				(Unaudited)		(Unaudited)
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico’s/Soma Intimates	$1,647,476	63.8%	$1,460,518	66.5%	$395,844	60.7%	$354,052	62.2%
White House | Black Market	809,775	31.4%	696,358	31.7%	226,302	34.7%	186,681	32.8%
Boston Proper	123,806	4.8%	39,484	1.8%	29,706	4.6%	28,474	5.0%

Total net sales	2,581,057	100.0%	2,196,360	100.0%	651,852	100.0%	569,207	100.0%
Cost of goods sold	1,129,257	43.8%	969,989	44.2%	305,124	46.8%	271,335	47.7%

Gross margin	1,451,800	56.2%	1,226,371	55.8%	346,728	53.2%	297,872	52.3%
Selling, general and administrative expenses	1,161,105	45.0%	998,861	45.5%	296,118	45.4%	259,138	45.5%
Acquisition and integration costs	3,157	0.1%	5,133	0.2%	1,836	0.3%	148	0.0%

Income from operations	287,538	11.1%	222,377	10.1%	48,774	7.5%	38,586	6.8%
Interest income, net	881	0.0%	1,597	0.1%	248	0.0%	212	0.0%

Income before income taxes	288,419	11.1%	223,974	10.2%	49,022	7.5%	38,798	6.8%
Income tax provision	108,200	4.2%	83,100	3.8%	17,500	2.7%	13,700	2.4%

Net income	$180,219	6.9%	$140,874	6.4%	$31,522	4.8%	$25,098	4.4%

Per share data:
Net income per common share-basic	$1.09		$0.82		$0.19		$0.15

Net income per common and common equivalent share–diluted	$1.08		$0.82		$0.19		$0.15

Weighted average common shares outstanding–basic	162,989		169,153		161,051		163,871

Weighted average common and common equivalent shares outstanding–diluted	164,119		170,250		162,203		164,801

Dividends declared and paid per share	$0.21		$0.20		$0.0525		$0.05

Chico’s FAS, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	February 2, 2013	January 28, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$56,859	$58,919
Marketable securities, at fair value	272,499	188,934
Inventories	206,849	194,469
Prepaid expenses and other current assets	61,786	55,104

Total Current Assets	597,993	497,426
Property and Equipment, net	608,120	550,230
Other Assets:
Goodwill	238,693	238,693
Other intangible assets, net	127,754	132,112
Other assets, net	8,068	6,691

Total Other Assets	374,515	377,496

	$1,580,628	$1,425,152

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$129,387	$100,395
Other current liabilities	173,024	137,714

Total Current Liabilities	302,411	238,109
Noncurrent Liabilities:
Deferred liabilities	132,374	125,690
Deferred taxes	52,644	52,125

Total Noncurrent Liabilities	185,018	177,815
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,628	1,657
Additional paid-in capital	348,775	302,612
Retained earnings	742,580	704,631
Accumulated other comprehensive income	216	328

Total Stockholders’ Equity	1,093,199	1,009,228

	$1,580,628	$1,425,152

Chico’s FAS, Inc.

Condensed Consolidated Cash Flow Statements

(in thousands)

	Fifty-three Weeks Ended	Fifty-two Weeks Ended
	February 2, 2013	January 28, 2012
	(Unaudited)
Cash Flows From Operating Activities:
Net income	$180,219	$140,874
Adjustments to reconcile net income to net cash provided by operating activities —
Depreciation and amortization	108,467	99,430
Deferred tax (benefit) expense	(4,208)	19,489
Stock-based compensation expense	26,453	15,198
Excess tax benefit from stock-based compensation	(7,952)	(2,643)
Deferred rent and lease credits	(16,812)	(19,073)
Loss on disposal and impairment of property and equipment	2,765	2,949
Changes in assets and liabilities, net of effects of acquisition —
Inventories	(12,379)	(20,812)
Prepaid expenses and other assets	(3,956)	(3,491)
Accounts payable	28,992	(14,571)
Accrued and other liabilities	66,683	37,831

Net cash provided by operating activities	368,272	255,181

Cash Flows From Investing Activities:
Purchases of marketable securities	(298,460)	(592,962)
Proceeds from sale of marketable securities	214,783	937,987
Acquisition of Boston Proper, Inc., net of cash acquired	—	(213,561)
Purchases of property and equipment, net	(164,690)	(131,757)

Net cash used in investing activities	(248,367)	(293)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	16,531	4,549
Excess tax benefit from stock-based compensation	7,953	2,643
Dividends paid	(34,928)	(34,152)
Repurchase of common stock	(111,521)	(183,290)
Cash paid for deferred financing costs	—	(414)

Net cash used in financing activities	(121,965)	(210,664)

Net (decrease) increase in cash and cash equivalents	(2,060)	44,224
Cash and Cash Equivalents, Beginning of period	58,919	14,695

Cash and Cash Equivalents, End of period	$56,859	$58,919

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of basic earnings per share pursuant to the “two-class” method. For the Company, participating securities are comprised of unvested restricted stock awards.

Earnings per share is determined using the two-class method, as it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from securities such as stock options and performance-based restricted stock units.

The following table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying consolidated statements of income (in thousands, except per share amounts):

	Fifty-three Weeks Ended	Fifty-two Weeks Ended	Fourteen Weeks Ended	Thirteen Weeks Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Numerator
Net income	$180,219	$140,874	$31,522	$25,098

Net income and dividends declared allocated to unvested restricted stock	(3,309)	(1,834)	(580)	(355)

Net income available to common stockholders	$176,910	$139,040	$30,942	$24,743

Denominator
Weighted average common shares outstanding – basic	162,988,767	169,152,870	161,051,252	163,871,369
Dilutive effect of outstanding awards	1,130,313	1,097,574	1,151,804	929,542

Weighted average common and common equivalent shares outstanding – diluted	164,119,080	170,250,444	162,203,056	164,800,911

Net income per common share
Basic	$1.09	$0.82	$0.19	$0.15

Diluted	$1.08	$0.82	$0.19	$0.15

SEC Regulation G—The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP operating results, which exclude certain non-recurring charges including acquisition and integration costs, may provide a more meaningful measure on which to compare the Company’s results of operations between periods. The Company believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that impact the comparability of the results. A reconciliation of net income and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis is presented in the table below:

Chico’s FAS, Inc.

Non-GAAP to GAAP Reconciliation of Net Income and Diluted EPS

(in thousands, except per share amounts)

	Fifty-three Weeks Ended	Fifty-two Weeks Ended	Fourteen Weeks Ended	Thirteen Weeks Ended
	February 2, 2013	January 28, 2012	February 2, 2013	January 28, 2012
Net income:

GAAP basis	180,219	140,874	31,522	25,098
Add: Impact of acquisition and integration costs, net of tax	1,973	3,574	1,181	96

Non-GAAP adjusted basis	$182,192	$144,448	$32,703	$25,194

Net income per diluted share:

GAAP basis	1.08	0.82	0.19	$0.15
Add: Impact of acquisition and integration costs, net of tax	0.01	0.02	0.01	0.00

Non-GAAP adjusted basis	$1.09	$0.84	$0.20	$0.15

Store Count and Square Footage

As of February 2, 2013

(Unaudited)

	As of 1/28/2012	New Stores	Closures	As of 2/2/2013
Store count:
Chico’s frontline boutiques	601	14	(9)	606
Chico’s outlets	83	16	—	99
WH|BM frontline boutiques	364	40	(6)	398
WH|BM outlets	27	18	—	45
Soma frontline boutiques	164	36	(7)	193
Soma outlets	17	1	(2)	16

Total Chico’s FAS, Inc.	1,256	125	(24)	1,357

	As of 1/28/2012	New Stores	Closures	Other changes in SSF	As of 2/2/2013
Net selling square footage (SSF):
Chico’s frontline boutiques	1,631,674	37,474	(21,583)	5,687	1,653,252
Chico’s outlets	213,475	38,371	—	—	251,846
WH|BM frontline boutiques	768,442	102,689	(10,859)	12,911	873,183
WH|BM outlets	53,263	38,356	—	—	91,619
Soma frontline boutiques	326,858	70,446	(12,112)	(14,422)	370,770
Soma outlets	32,676	1,716	(3,669)	50	30,773

Total Chico’s FAS, Inc.	3,026,388	289,052	(48,223)	4,226	3,271,443

Executive Contact:

Todd Vogensen

Vice President-Investor Relations

Chico’s FAS, Inc.

(239) 346-4199